UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

WELLESLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-35352 (Commission File Number)	45-3219901 (IRS Employer Identification No.)

40 Central Street, Wellesley, Massachusetts 02482

(Address of principal executive offices) (Zip Code)

(781) 235-2550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 27, 2018 Wellesley Bancorp, Inc. (the “Company”) and Wellesley Bank (the “Bank”), a wholly-owned subsidiary of the Company, entered into an employment agreement (the “Employment Agreement”) with Thomas J. Fontaine, President and Chief Executive Officer of the Company and the Bank (the “Executive”) which supersedes in its entirety the employment agreement by and between the Bank and the Company dated January 25, 2012 (“Prior Agreement”).

Like the Prior Agreement, the Employment Agreement provides for a thirty-six month term which renews on a daily basis unless the Company, Bank or Mr. Fontaine elects not to extend the term of the Employment Agreement.

The Prior Agreement and Employment Agreement also provide for, among other things, a minimum annual base salary, eligibility to participate in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including discretionary bonuses, incentive compensation programs, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits applicable to executive personnel and general severance in the event Mr. Fontaine’s employment is terminated without Cause by the Company or the Bank or if Mr. Fontaine terminates his employment for Good Reason.

The Employment Agreement clarifies the Change in Control benefit provided in the Prior Agreement, by providing Mr. Fontaine with a severance benefit equal to three times his highest annual compensation in the event his employment is terminated without Cause or for Good Reason following a Change in Control. In addition, Mr. Fontaine will receive a lump sum cash payment equal to the cost of COBRA coverage for Mr. Fontaine and his family for a period of thirty-six months. The Employment Agreement also includes a “net after tax benefit” approach in the event the Change in Control severance benefits under the Employment Agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended.

The Employment Agreement, like the Prior Agreement, also provides that, except in the event of a Change in Control, Mr. Fontaine will be subject to a one-year non-compete, non-solicit and non-disclosure covenant in the event his employment is terminated.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02. Unless defined herein, capitalized terms have the meaning given them in the Employment Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

10.1	Employment Agreement for Thomas J. Fontaine

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLESLEY BANCORP, INC.

Date: April 2, 2018	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President and Chief Executive Officer